EXHIBIT 99

Granite City Food & Brewery Ltd. Improves Restaurant-Level EBITDA
Margin to 15.4% for First Quarter 2009

Margin Improvement Represents a $1.3 Million Increase in Restaurant-Level EBITDA

MINNEAPOLIS May 11, 2009 — Granite City Food & Brewery Ltd. (Nasdaq: GCFB), a Modern American upscale casual restaurant chain, today reported results for the first quarter ended March 31, 2009.

Highlights for the first quarter of 2009 were as follows:

•                  Restaurant-level EBITDA improves to 15.4% from 8.5% in prior year first quarter

•                  Prime cost (food, beverage, labor) decreases 7.9 percentage points from 70.3% in prior year quarter to 62.4% in first quarter 2009

•                  Same-store-sales down 11.2% from prior year first quarter

•                  Adjusted company-wide EBITDA improves $1.9 million, from a loss of $650,000 in first quarter 2008 to income of $1.2 million in first quarter 2009

•                  Corporate charges decrease $600,000 in first quarter 2009 compared to first quarter 2008

•                  March restaurant-level EBITDA reached 17.7%

First Quarter 2009 Financial Results

Total revenue for the first quarter 2009 decreased by 10.8% to $21.4 million compared to $24.0 million for the first quarter of 2008.

For all the restaurants, the restaurant-level EBITDA margin was 15.4% for the first quarter of 2009 compared to 8.5% in the first quarter of 2008.  This represents an increase of 6.9 percentage points in restaurant-level EBITDA

“Given the tough conditions in our industry, we are pleased with our restaurant-level performance,” commented Granite City’s CEO, Steve Wagenheim. “We all know that the economy has been difficult from a revenue perspective and that the polished casual dining sector is facing tougher challenges than most, but our ability to improve margins from 8.5% to 15.4% during comparative quarters is a testament to all the hard work of our management team. We believe that if we can continue to operate at these levels and the economy permits an increase in revenues, we will be able to drop even more restaurant-level profit to the bottom line. We understand the need to move the company into a cash flow positive position and we intend to continue to work on improving our capital structure.”

Total cost of sales was $18.1 million in the first quarter or 84.6% of sales compared to prior year first quarter cost of sales of $22.0 million or 91.5% of sales. The improvement in the first quarter compared to the prior year quarter was due to several factors including our renegotiated food and food distribution costs, sizing and scheduling our staff to standardized sales-per-labor-hour levels, and a continued strong focus in managing strategy.

General and administrative expenses were $2.1 million or 9.6% of sales for the first quarter of 2009 compared to $2.7 million or 11.2% of sales for the first quarter of 2008.  Non-cash compensation expense within the general and administrative expense represented 0.2% of sales for the first quarter of 2009.

The net loss for the first quarter of 2009 was $2.7 million or $(0.17) per share compared to a net loss of $4.3 million or $(0.27) per share in the first quarter of 2008.

Investor Conference Call and Webcast

A conference call to review the results of the first quarter of 2009 will be held on Tuesday, May 12, 2009 at 10:00 a.m. Central Time and may be accessed by calling 800-214-0745 and referencing code 512387.  An archive of the presentation will be available for 30 days following the call.

About Granite City

Granite City Food & Brewery Ltd. is a Modern American upscale casual restaurant chain that operates 26 restaurants in 11 states.  The menu features affordable yet high quality family favorite menu items prepared from made-from-scratch recipes and served in generous portions.  The sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience.  Granite City opened its first restaurant in St. Cloud, Minnesota in 1999.

Forward-Looking Statements, Non-GAAP Financial Measurements, and Comparable Restaurant Data

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, the ability to obtain financing for, and complete construction of, additional restaurants at acceptable costs, and the risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009. Further, if recent national declines in spending in the polished casual dining sector and in our store revenues continue to decline, we will need to increase liquidity for our operations through additional debt or equity capital and by structuring debt to lessors under capital leases and other credit facilities.

Additionally, this press release contains certain non-GAAP financial measures, including references to prime costs, restaurant-level EBITDA and adjusted company-wide EBITDA. Prime costs are the sum of the cost of food, beverage and labor. We use prime costs to track the components in cost of sales which are directly variable with sales, and we use prime costs as a percentage of revenue as an internal measurement of restaurant-level operating performance. As compared to the nearest GAAP measurement for our company, restaurant-level EBITDA represents net loss with the add-back of net interest expense, income tax expense, depreciation and amortization, general and administrative expenses, and pre-opening costs. Alternatively, restaurant-level EBITDA can be calculated as restaurant revenue less all restaurant-level cost of sales, excluding depreciation and amortization. We use restaurant-level EBITDA and restaurant-level EBITDA as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level EBITDA as we define it may not be comparable to similar measurements used by other companies and are not measures of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level EBITDA is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level EBITDA as a means of evaluating our restaurants’ financial performance compared with our competitors. As compared to the nearest GAAP measurement for our company, adjusted company-wide EBITDA represents operating loss with the add-back of pre-opening expenses, depreciation and amortization, and exit or disposal costs (Rogers & Troy). We use adjusted company-wide EBITDA as a way to measure our overall internal operational performance without store openings and/or closings and as a means of evaluating our restaurants’ financial performance compared with our competitors.  These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. A schedule of prime costs as a percentage of revenue for the first quarters of 2009 and 2008, and reconciliations of restaurant-level EBITDA and adjusted company-wide EBITDA to net loss for the first quarters of 2009 and 2008 are provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that have been open for 18 months or more, and our new restaurants which are those restaurants that have been open for 18 months or less.  The contributions of these groups of restaurants to company-wide performance are set forth herein.

Contacts:	Steven J. Wagenheim	James G. Gilbertson
	President and Chief Executive Officer	Chief Financial Officer
	(952) 215-0678	(952) 215-0676

GRANITE CITY FOOD & BREWERY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ended
	March 31,	March 25,
	2009	2008

Restaurant revenues	$21,424,701	$24,019,485

Cost of sales:
Food, beverage and retail	5,826,253	7,524,068
Labor	7,531,642	9,352,023
Direct restaurant operating	3,193,754	3,557,835
Occupancy	1,572,200	1,546,898
Total cost of sales	18,123,849	21,980,824

Pre-opening	192,929	583,373
General and administrative	2,064,316	2,690,966
Depreciation and amortization	1,706,577	1,561,646
Exit or disposal activities	428,080	—
Other	9,101	35,764

Operating loss	(1,100,151)	(2,833,088)

Interest:
Income	1,498	15,208
Expense	(1,630,958)	(1,488,826)
Net interest expense	(1,629,460)	(1,473,618)

Net loss	$(2,729,611)	$(4,306,706)

Loss per common share, basic	$(0.17)	$(0.27)

Weighted average shares outstanding, basic	16,197,849	16,182,284

Selected Balance Sheet Information

	March 31,	December 30,
	2009	2008
Cash	$1,407,926	$2,652,411
Current assets including cash	$2,890,676	$3,899,222
Total assets	$82,470,702	$82,110,665
Current liabilities	$10,622,950	$11,708,886
Total liabilities	$82,605,839	$79,634,099
Shareholders’ (deficit) equity	$(135,137)	$2,476,566

Non-GAAP Reconciliations Q1 2009 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$15,944,165	100%	$5,480,536	100%	$21,424,701	100%

Cost of sales:
Food, beverage and retail	4,300,260	27.0%	1,525,993	27.8%	5,826,253	27.2%
Labor	5,411,324	33.9%	2,120,318	38.7%	7,531,642	35.2%
Direct Restaurant Operating Expenses	2,342,766	14.7%	850,988	15.5%	3,193,754	14.9%
Occupancy	1,062,770	6.7%	509,430	9.3%	1,572,200	7.3%
Total cost of sales	13,117,120	82.3%	5,006,729	91.4%	18,123,849	84.6%

Restaurant-level EBITDA*	$2,827,045	17.7%	$473,807	8.6%	$3,300,852	15.4%

Pre-opening					192,929	0.9%
General and administrative					2,064,316	9.6%

Company-wide EBITDA					1,043,607

Depreciation and amortization					1,706,577
Exit or disposal activities and other					437,181

Operating Loss					(1,100,151)

Interest:
Income					1,498
Expense					(1,630,958)
Net interest expense					(1,629,460)

Net loss as reported under GAAP					$(2,729,611)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q1 2008 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$13,454,895	100%	$10,564,590	100%	$24,019,485	100%

Cost of sales:
Food, beverage and retail	4,074,987	30.3%	3,449,081	32.6%	7,524,068	31.3%
Labor	4,825,016	35.9%	4,527,007	42.9%	9,352,023	38.9%
Direct Restaurant Operating Expenses	2,058,853	15.3%	1,498,982	14.2%	3,557,835	14.8%
Occupancy	828,772	6.2%	718,126	6.8%	1,546,898	6.4%
Total cost of sales	11,787,628	87.6%	10,193,196	96.5%	21,980,824	91.5%

Restaurant-level EBITDA*	$1,667,267	12.4%	$371,394	3.5%	$2,038,661	8.5%

Pre-opening					583,373	2.4%
General and administrative					2,690,966	11.2%

Company-wide EBITDA					(1,235,678)

Depreciation and amortization					1,561,646
Exit or disposal activities and other					35,764

Operating Loss					(2,833,088)

Interest:
Income					15,208
Expense					(1,488,826)
Net interest expense					(1,473,618)

Net loss as reported under GAAP					$(4,306,706)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations March 2009 Results

	Total for All Restaurants	% of Sales

Restaurant revenues	$8,230,943	100%

Cost of sales:
Food, beverage and retail	2,207,234	26.8%
Labor	2,901,422	35.3%
Direct Restaurant Operating Expenses	1,095,303	13.3%
Occupancy	571,687	6.9%
Total cost of sales	6,775,646	82.3%

Restaurant-level EBITDA*	$1,455,297	17.7%

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Adjusted Company-Wide EBITDA

	Q1 2009	Q1 2008

Operating loss	$(1,100,151)	$(2,833,088)

Add:
Pre-opening	192,929	583,373
Depreciation and amortization	1,706,577	1,561,646
Exit or disposal activities	428,080	35,764

Adjusted company-wide EBITDA*	$1,227,435	$(652,305)

Selected Results for first Quarters of Fiscal Years 2009 and 2008

	Q1 2009	Q1 2008
Costs as a percentage of revenues
Food, beverage and retail	27.2%	31.3%
Labor	35.2%	39.0%
Total prime costs*	62.4%	70.3%

*See accompanying disclosure regarding use of non-GAAP financial measures.